Exhibit 10.4
Adopted March 4, 2004
Approved by Stockholders May 13, 2004
Amended May 17, 2007
ALLEGHENY ENERGY, INC.
NON-EMPLOYEE DIRECTOR STOCK PLAN
     1. Purpose And Effective Date. The purpose of this Plan is to aid the Company in attracting and retaining Non-Employee Directors by encouraging and enabling the acquisition of a financial interest in the Company by Non-Employee Directors through the issuance of Shares with respect to their services as a director of the Company. This Plan shall supersede and replace the Company’s policy of granting $12,000 worth of the Company’s common stock to each Non-Employee Director annually as part of their director compensation.
     This Plan shall become effective upon its approval by the stockholders of the Company, but issuance of Shares shall not be made until the receipt of any required regulatory approvals.
     2. Definitions.
     As used in this Plan:
     2.1. The term “Board” means the Board of Directors of the Company.
     2.2. The term “Company” means Allegheny Energy, Inc., a Maryland corporation.
     2.3. The term “Non-Employee Director” means any person who is elected or appointed to the Board and who is not, as of the date eligibility for participation in this Plan is determined, an employee of the Company or any of its subsidiaries.
     2.4. The term “Payment Date” means March 31, June 30, September 30 and December 31 of each Year.
     2.5. The term “Plan” means this 2004 Non-Employee Director Stock Plan, as it may be amended from time to time.
     2.6. The term “Quarter” means the three (3) month period preceding a Payment Date.
     2.7. The term “Share” means a share of common stock, $1.25 par value, of the Company.
     2.8. The term “Share Payment” has the meaning set forth in Section 4.1.
     2.9. The term “Year” means the calendar year.
     3. Eligibility. Participation in this Plan is limited to Non-Employee Directors.
     4. Share Payment.
     4.1. Subject to Section 4.2, on March 31, 2004, and on each Payment Date thereafter, the Company shall issue to each person then serving as a Non-Employee Director (and to any person whose services as a Non-Employee Director terminated during the Quarter as a result of death or disability) such number of Shares as shall be determined by the Board from time to time (the “Share Payment”), not to exceed one thousand (1,000) shares per quarter (the “Quarterly Limit”), as compensation for services performed as a Non-Employee Director during the Quarter.
     4.2. No Share Payments will be made under this Plan until after the approval of this Plan by the stockholders of the Company and the receipt of any required regulatory approvals; provided, however, that

Adopted March 4, 2004
Approved by Stockholders May 13, 2004
Amended May 17, 2007
any Share Payments otherwise payable but for this Section 4.2 will be paid within 10 business days of the Company’s receipt of the last of any such required approvals.
     4.3. As soon as practicable after each Payment Date, the Company shall cause to be issued and delivered to each Non-Employee Director a stock certificate, registered in the name of such Non-Employee Director, evidencing the Share Payment pursuant to this Plan. Each such stock certificate will bear an appropriate legend with respect to restrictions on transferability, if applicable.
     The Share Payment may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules or requirements of any applicable stock exchange.
     4.4. Non-Employee Directors shall not be deemed for any purpose to be, or have any rights as, stockholders of the Company with respect to any Shares awarded under this Plan except if, as and when Shares are issued and then only from the date of issuance of such Shares. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of issuance.
     5. Shares Subject To The Plan. Subject to adjustment as provided below, an aggregate of 300,000 Shares shall be available for issuance under the Plan. The Shares to be issued under the Plan may be made available from authorized but unissued Shares or Shares held in the treasury. Any change in the number of outstanding Shares of the Company occurring through stock splits, combination of Shares, recapitalization, stock dividends, or other similar changes in the Company’s capital stock after the adoption of Plan shall be appropriately reflected in an increase or decrease in the amount of the Quarterly Limit and the aggregate number of Shares available for issuance under the Plan. The Board shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
     6. Amendment And Discontinuance.
     6.1. The Board may, without further action by the stockholders, amend this Plan or condition or modify Shares issued under this Plan (a) to conform this Plan to securities or other laws, or rules, regulations or regulatory interpretations thereof, applicable to this Plan, or (b) to comply with stock exchange rules or requirements.
     6.2. Subject to Section 6.4, the Board may from time to time amend this Plan, or any provision thereof, without further action of the Company’s stockholders, except that:
     (a) No amendment may affect a Non-Employee Director’s rights with respect to any Shares issued under this Plan prior to such amendment without such Non-Employee Director’s consent.
     (b) No amendment may change the number of Shares available for issuance under the Plan or increase the Quarterly Limit without the approval of the stockholders of the Company.
     (c) This Section 6.2 may not be amended.
     6.3 The Board may suspend or discontinue this Plan in whole or in part, but any such suspension or discontinuance shall not affect Share Payments under this Plan prior thereto.
     6.4 Notwithstanding anything to the contrary in this Section 6, any amendment to this Plan must comply with all applicable legal requirements including without limitation, compliance with securities, tax, or other laws, or rules, regulations or regulatory interpretations thereof, applicable to this Plan, or the requirements of the exchanges on which Shares may, at the time, be listed, and any requirements of other governmental or regulatory authorities (including, without limitation, any requirements for stockholder approval).

Adopted March 4, 2004
Approved by Stockholders May 13, 2004
Amended May 17, 2007
     7. Compliance With Applicable Legal Requirements. No Share Payments shall be made unless such Share Payments comply with all applicable legal requirements including without limitation, compliance with the provisions of the Securities Act of 1933, as amended, the Public Utility Holding Company Act of 1935, as amended, the requirements of the exchanges on which Shares may, at the time, be listed, and any requirements of other governmental or regulatory authorities.
     8. Deferral Election. Notwithstanding Section 4 or any other provision in this Plan to the contrary, each Non-Employee Director shall have the right to elect to defer the entire amount of the Share Payments otherwise payable to him in accordance with the Allegheny Energy, Inc. Revised Plan for Deferral of Compensation of Directors or any successor plan, as long as any such plan shall remain in effect.
     9. Administration. Subject to all applicable legal requirements, including without limitation, compliance with securities, tax or other laws, or rules, regulations or regulatory interpretations thereof, applicable to the Plan, or the requirements of the exchanges on which Shares may, at the time, be listed, and any requirements of other governmental or regulatory authorities (including, without limitation, any requirements for stockholder approval), the Plan shall be administered by the Board, which shall have the sole authority to construe and interpret the terms and provisions of the Plan. The Board shall maintain records and disburse payments hereunder. The Board’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Board may adopt, amend and rescind such rules and regulations as it deems necessary, desirable or appropriate in administering the Plan, and the Board may act at a meeting, in a written action without meeting or by having actions otherwise taken by a member of the Board pursuant to a delegation of duties from the Board. The determination of the Board as to any disputed questions arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.